EXHIBIT 99.1

                          ALTRIMEGA HEALTH CORPORATION
                           5600 BELL STREET, SUITE 111
                              AMARILLO, TEXAS 79106



JULY 22, 2002


MR. JOHN W. GANDY
CREATIVE HOLDINGS, INC.
4702 OLEANDER DRIVE, SUITE 200
MYRTLE BEACH, SOUTH CAROLINA  29577

         Re:  LETTER OF INTENT
              ----------------

Dear Mr. Gandy:

1. REVERSE MERGER. Upon the consummation of a definitive agreement, we propose that Creative Holdings, Inc., a South Carolina corporation ("Creative") merge with and into Altrimega Health Corporation, a Nevada corporation ("ALTRIMEGA").

Prior to the merger, Altrimega will have 50,000,000 shares of common stock, par value $0.001 (the "COMMON STOCK") authorized, and 22,020,000 shares of Common Stock issued and outstanding. Upon the consummation of the merger and an amendment to Altrimega's Articles of Incorporation increasing the authorized Common Stock to 800,000,000 shares, Creative will receive 320,000,000 shares of Common Stock.

2.       [REDACTED]

3. DUE DILIGENCE INSPECTION. From and after the date hereof, Altrimega and its representatives may make such examinations and inspections of Creative and its accounting and administrative records available as they may reasonably require to analyze its financial condition, properties, legal matters, business and affairs, so long as such examinations do not unreasonably interfere with the conduct of business. Creative will cause its attorneys, legal advisors, accountants and other advisors and agents to cooperate with Altrimega in its investigation and to make their files and work papers available.

4. EXCLUSIVITY. From the date of this letter until August 31, 2002, neither Creative and its officers, directors, shareholders, employees or other agents will, directly or indirectly, take any action to solicit, initiate or encourage any acquisition of substantially all of the assets or any of the issued share capital of Creative or any transaction similar to the transaction outlined herein, nor will they entertain any unsolicited proposals or approaches in this regard.

5. CONDUCT IN ORDINARY COURSE. The parties hereto will conduct their respective businesses only in the normal and ordinary course and in a manner consistent with good business practices. The parties hereto will preserve their respective business organizations intact and preserve their respective existing business relationships. Without the prior written consent of the other party hereto, neither party will engage in any transaction which would have an adverse effect on its business, operations, assets, financial condition or prospects.

6. CONFIDENTIALITY. Each of Altrimega and Creative agrees to maintain the confidentiality of all information furnished to it by the other party hereto concerning the business, operations and financial condition of the party furnishing such information, except to the extent required by applicable law.

7. NON-BINDING LETTER OF INTENT. Except for Sections 3, 4, 5 and 6 hereof, this letter is an expression of interest only and is not intended to be a binding letter of intent, and the general principles set forth in this letter shall not constitute an agreement to consummate the transaction described herein. Upon the satisfactory completion of the due diligence investigation described in Section 3 hereof to Altrimega's sole satisfaction and which confirms Altrimega's intent to consummate the transaction for the purchase price described in Section 1 hereof, the parties will proceed to use their best efforts to negotiate the terms of and enter into a definitive agreement. This letter of intent is not an agreement to enter into any definitive agreement.

8. COUNTERPARTS. This letter may be signed in counterparts, each of which will be considered an original and both of which together will constitute one document.

9        GOVERNING LAW. This letter shall be interpreted in accordance  with the laws of the State of Nevada without regard to its conflicts of law principles.

If this letter accurately reflects your understanding, please indicate your agreement by signing both enclosed copies of this letter and returning one executed copy to me by July __, 2002.

                                  Sincerely yours,

                                  ALTRIMEGA HEALTH CORPORATION

                                  By:     /s/ Kelley Magee
                                          -------------------------------------
                                  Name:   Kelley Magee
                                          -------------------------------------
                                  Title:  President and Chief Executive Officer
                                          -------------------------------------

ACCEPTED AND AGREED AS OF
JULY 25, 2002:

CREATIVE HOLDINGS, INC.
By:      /s/ John W. Gandy
         -----------------
Name:    John W. Gandy
         -------------
Title:   President
         ---------





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